EXHIBIT 24
POWERS OF ATTORNEY
     The undersigned director and/or officer of Capella Education Company, a Minnesota corporation, does hereby make, constitute and appoint Stephen G. Shank and Lois M. Martin, and either of them, the undersigned’s true and lawful attorneys-in-fact, with full power of substitution and re-substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-1 or other applicable form, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of shares of Common Stock of said Company to be issued pursuant to a public offering, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and either of them full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.
     IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s hand this 22nd day of March, 2007.

/s/ Stephen G. Shank Stephen G. Shank	/s/ Lois M. Martin Lois M. Martin
/s/ Amy L. Drifka Amy L. Drifka	/s/ Jody G. Miller Jody G. Miller
/s/ S. Joshua Lewis S. Joshua Lewis	/s/ Jeffrey W. Taylor Jeffrey W. Taylor
/s/ James A. Mitchell James A. Mitchell	/s/ Darrell R. Tukua Darrell R. Tukua
/s/ David W. Smith David W. Smith	/s/ Jon Q. Reynolds, Jr. Jon Q. Reynolds, Jr.
/s/ Gordon A. Holmes Gordon A. Holmes	/s/ Sandra E. Taylor Sandra E. Taylor